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                                                                   EXHIBIT 10.PP


                        BAYONNE MUTUAL RELEASE AGREEMENT


                  BAYONNE MUTUAL RELEASE AGREEMENT, dated as of October 31, 2002 (this "Agreement"), between Cogen Technologies NJ Venture, a New Jersey general partnership ("Bayonne"), and Jersey Central Power & Light Company ("JCP&L").

                                   WITNESSETH:

                  WHEREAS, Bayonne and JCP&L have entered into an Agreement for Purchase of Electric Power dated October 29, 1985, as amended by the First Amendment thereto dated September 5, 1986, and the Second Amendment thereto dated August 15, 1988 (the "Original Power Purchase Agreement") pursuant to which Bayonne sold generating capacity and associated energy to JCP&L from its cogeneration facility located in Bayonne, New Jersey (the "Facility");

                  WHEREAS, JCP&L and Power Contract Finance, L.L.C. ("PCF") entered into an Amended and Restated Power Purchase Agreement dated as of February 27, 2002, to amend and restate the Original Power Purchase Agreement (the "Amended PPA") to, among other things, entitle JCP&L to a restructuring credit in respect of the amounts of energy and capacity sold under the Original Power Purchase Agreement, and permit energy and capacity to be supplied from sources other than the Facility;

                  WHEREAS, the transfer of Bayonne's rights and obligations under the Original Power Purchase Agreement to PCF and the execution of this Agreement are conditions precedent to the effectiveness of the Amended PPA; and

                  WHEREAS, Bayonne and JCP&L desire to enter into mutual releases of all claims between them under the Original Power Purchase Agreement;

                  NOW, THEREFORE, in consideration of the mutual releases herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. JCP&L remises, releases and forever discharges, and by these presents does, for its successors and assigns, remise, release and forever discharge Bayonne and Bayonne's parent, subsidiary and affiliated companies, and their present, former and future officers, directors, shareholders, agents, partners and employees (collectively, the "Bayonne Parties") from all claims, demands, actions, causes of action, duties, debts, suits, reckonings, contracts, controversies, agreements, promises, damages, responsibilities, liabilities and accounts of whatever kind, nature or description direct or indirect, in law or in equity, in contract or in tort or otherwise, which JCP&L, now has,



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has had, or may have against any of the Bayonne Parties by reason of any matter, cause or thing in any way arising under the Original Power Purchase Agreement prior to the effective date of the Amended PPA (the "Effective Date"), whether known or unknown at the date of the effectiveness of this Agreement, or which may be based, in whole or in part, upon pre-existing acts, claims or events occurring at any time or times up to the date of the effectiveness of this Agreement which may result in future claims or damages; provided, however, that nothing in this Agreement shall be deemed to release Bayonne from any obligation pursuant to the Original Power Purchase Agreement which it may have to deliver electrical power to JCP&L prior to the Effective Date.

                  2. Bayonne remises, releases and forever discharges, and by these presents does, for its successors and assigns, remise, release and forever discharge JCP&L and JCP&L's parent, subsidiary and affiliated companies, and their present, former and future officers, directors, shareholders, agents, partners and employees (the "JCP&L Parties"), from all claims, demands, actions, causes of action, duties, debts, suits, reckonings, contracts, controversies, agreements, promises, damages, responsibilities, liabilities and accounts of whatever kind, nature or description direct or indirect, in law or in equity, in contract or in tort or otherwise, which Bayonne, now has, has had, or may have against any of the JCP&L Parties by reason of any matter, cause or thing in any way arising under the Original Power Purchase Agreement prior to the Effective Date, whether known or unknown at the date of the effectiveness of this Agreement, or which may be based, in whole or in part, upon pre-existing acts, claims or events occurring at any time or times up to the date of the effectiveness of this Agreement which may result in future claims or damages; provided, however, that nothing in this Agreement shall be deemed to release JCP&L from any obligation pursuant to the Original Power Purchase Agreement which it may have to pay Bayonne for electrical power delivered to JCP&L prior to the Effective Date.

                  3. As of the Effective Date, Bayonne forever relinquishes and waives any rights it may have or may have in the future under the Public Utility Regulatory Policies Act of 1978 ("PURPA"), 16 U.S.C. Section 824a.3 et seq., or any federal or state regulation or order implementing PURPA, to sell power to JCP&L or any affiliate thereof from the Facility other than as JCP&L or such affiliate may agree. Bayonne shall cause any third party successor to Bayonne's rights and interest in the Facility to agree to be bound by the foregoing covenant.

                  4. Bayonne shall defend, indemnify and hold harmless JCP&L from and against any and all claims, liabilities, obligations, actions, demands, judgments, losses, costs, expenses (including reasonable attorneys' fees), suits, proceedings and damages (individually, a "Claim" and collectively, "Claims") asserted against or suffered or incurred by JCP&L in connection with breach of Section 3 of this Agreement by Bayonne or its successors or assigns, including any third-party successor to Bayonne's rights and interest in the Facility.

                  5. This Agreement shall be deemed to be made under, governed by and construed in accordance with the laws of the State of New Jersey.



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                  6. This Agreement shall be binding upon and inure to the
benefit of the parties hereto and their respective successors and assigns, including any third-party successor to Bayonne's rights and interest in the Facility. The Bayonne Parties and the JCP&L Parties are third-party beneficiaries of this Agreement.

                  7. This Agreement may not be modified or changed except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8. Each party hereto acknowledges that it has read the terms of this Agreement, that such terms are fully understood by it, that it has the authority to enter into this Agreement, and that it has entered into this Agreement voluntarily with full knowledge of the effect hereof.

                  9. Anything to the contrary herein notwithstanding, this Agreement and the waivers, releases and discharges contained herein shall become effective only upon the occurrence of the Effective Date and receipt by JCP&L of the payment provided for in Article III, Section C of the Amended PPA, as modified by Section 6 of the Waiver and Consent Agreement being executed and delivered by JCP&L and PCF simultaneously herewith.




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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first above written.


                                JERSEY CENTRAL POWER & LIGHT COMPANY


                                By:      /s/ Harvey L. Wagner
                                   --------------------------------------------
                                         Name:  Harvey L. Wagner
                                         Title: Vice President and Controller



                                COGEN TECHNOLOGIES NJ VENTURE

                                By:      EAST COAST POWER BAYONNE
                                         GP, LLC,
                                         its managing partner

                                By:      /s/ John L. Harrison
                                   --------------------------------------------
                                         Name:   John L. Harrison
                                         Title:  Chief Financial Officer and
                                                 Treasurer